Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

HSBC USA Inc.
(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Debt	Debt Securities	Rule 457(r)			$4,020,000	$147.60 per $1,000,000	$593.35*

*Previously paid - Accession No. 0001104659-24-070500